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                                                                     EXHIBIT 2.1

                                 TERMINATION AGREEMENT


          TERMINATION AGREEMENT (this "Agreement"), dated July 24, 1996 by and among Danielson Holding Corporation, a Delaware corporation (the "Purchaser"), Midland Financial Group, Inc., a Tennessee corporation (the "Company"), and Mission Sub E, Inc., a Delaware corporation (the "Merger Sub").

                              W I T N E S S E T H
                              - - - - - - - - - -
          WHEREAS, the Purchaser, the Company and the Merger Sub have entered into an Agreement and Plan of Merger dated as of February 26, 1996, as amended (the "Merger Agreement");
          WHEREAS, the Purchaser, the Company and the Merger Sub desire to terminate the Merger Agreement and to take certain actions in connection therewith;
          NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties hereto agree as follows:

          1. Pursuant to Section 8.1 of the Merger Agreement, the Purchaser, the Company and the Merger Sub mutually agree to terminate the Merger Agreement effective immediately.

          2. The Purchaser and the Merger Sub hereby forever and irrevocably release and discharge the Company, and the Company hereby forever and irrevocably releases and discharges the Purchaser and the Merger Sub, from any and all obligations, liabilities, covenants, agreements, claims and causes of action that each has or may have arising out of, in connection with, or relating in any way to the Merger Agreement and all related documents executed and delivered in connection with the transactions contemplated thereby.

                                                              Page 7 of 11 pages
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          IN WITNESS WHEREOF, each party hereto has caused this Termination
Agreement to be duly executed by its duly authorized officer on the date first set forth above.


                                 DANIELSON HOLDING CORPORATION



                                 By: /s/ Martin J. Whitman
                                     ------------------------------
                                      Martin J. Whitman
                                      Chairman of the Board


                                 MISSION SUB E, INC.



                                 By: /s/ Martin J. Whitman
                                     ------------------------------
                                      Martin J. Whitman
                                      President


                                 MIDLAND FINANCIAL GROUP, INC.



                                 By: /s/ Joseph W. McLeary
                                     -------------------------------
                                      Joseph W. McLeary
                                      Chairman and Chief
                                      Executive Officer

                                                              Page 8 of 11 pages